UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13087	04-2473675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 24, 2011, Boston Properties Limited Partnership (the “Company”), a Delaware limited partnership and the entity through which Boston Properties, Inc. conducts substantially all of its business, amended and restated the revolving credit agreement governing its existing unsecured line of credit (as amended and restated, the “2011 Unsecured Line of Credit”). This amendment and restatement, among other things, (1) reduced the total commitment under the Company’s unsecured line of credit from $1.0 billion to $750 million, (2) extended the maturity date of the Company’s unsecured line of credit from August 3, 2011 to June 24, 2014, with a provision for a one-year extension at the option of the Company, subject to certain conditions, and (3) increased the per annum variable interest rates available under the Company’s unsecured line of credit, which resulted in an increase on the per annum variable interest rate on outstanding balances from Eurodollar plus 0.475% per annum to Eurodollar plus 1.225% per annum. Under the 2011 Unsecured Line of Credit, the Company may increase the total commitment to $1.0 billion, subject to syndication of the increase. In addition, a facility fee equal to an aggregate of 0.225% per annum of the total commitment is payable by the Company in equal quarterly installments. The interest rate and facility fee are subject to adjustment in the event of a change in the Company’s unsecured debt ratings.

The 2011 Unsecured Line of Credit was arranged by Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, with Bank of America, N.A., as Administrative Agent, Swingline Lender, Fronting Bank and lender, JPMorgan Chase Bank, N.A., as Syndication Agent and lender, The Bank of New York Mellon, Deutsche Bank Securities Inc. and U.S. Bank National Association, each as Documentation Agents and lenders, Morgan Stanley Bank, N.A., as Co-Documentation Agent and lender, and a syndicate of other banks. The 2011 Unsecured Line of Credit also contains a competitive bid option that allows banks that are part of the lender consortium to bid to make loan advances to the Company at a reduced interest rate.

The foregoing summary is qualified in its entirety by reference to the Sixth Amended and Restated Revolving Credit Agreement, which governs the 2011 Unsecured Line of Credit and is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Sixth Amended and Restated Revolving Credit Agreement, dated as of June 24, 2011, among Boston Properties Limited Partnership and the lenders identified therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Boston Properties Limited Partnership filed on June 27, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: June 27, 2011	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer & Treasurer